Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of CapsoVision, Inc. (the “Company”) of our report dated April 1, 2025 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the financial statements of the Company, appearing in such Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

San Jose, California

May 9, 2025